UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

Breeze-Eastern Corporation

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware	001-07872	95-4062211
(State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of September 16, 2015, the Company’s Board of Directors (the “Board”) approved and adopted an amendment to the Company’s bylaws (the “Bylaws”) to: (i) change the principal executive address of the Company to 35 Melanie Lane, Whippany, New Jersey; (ii) if the chairman of the Board is not willing or present at any annual or special meeting of stockholders, or if there is no chairman of the Board then in office, then the chief executive officer or president (in such order or priority) shall be the chairman for any such meeting; (iii) the authorized number of directors of the Corporation shall be eight (8); (iv) the chairman of the Board shall be a director of the Corporation; and (v) if the chairman of the Board is absent or unable or refuses to act, the chief executive officer, not the president, can call special meetings of the Board for any purpose at any time.

The preceding summary of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this Current Report on Form 8-K:

No.	Description

3.1	Amended and Restated Bylaws of Breeze-Eastern Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION

Dated: September 22, 2015	/s/ Serge Dupuis
Serge Dupuis
Chief Financial Officer and Treasurer